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                                                                       EXHIBIT 1

                                SMITH & COMPANY
                         CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                                          CRANDALL BUILDING SUITE 700
AMERICAN INSTITUTE OF                                10 WEST 100 SOUTH
   CERTIFIED PUBLIC ACCOUNTANTS                      SALT LAKE CITY, UTAH 84101
UTAH ASSOCIATION OF                                  TELEPHONE:  (801) 575-8297
   CERTIFIED PUBLIC ACCOUNTANTS                      FACSIMILE:   (801) 575-8306


         October 1, 1996


         SECPS Letter File
         US Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, Northwest
         Washington, DC 20549


         RE:      Essential Resources, Inc. - SEC File No. 33-55254


         Ladies and Gentlemen:

         We have read Item 4 of the Form 8-K for Essential Resources, Inc., dated October 1, 1996 and agree with the statements contained therein.

         Very truly yours,

         Smith & Company



         By:/s/ROGER B. KENNARD
            -----------------------
            Roger B. Kennard




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